SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  May 1, 2002


                                   ATNG, INC.
                          ----------------------------
       (Exact name of registrant as specified in its charter post-merger)

Texas                            000-28519                  76-0510754
- ---------------------            ----------                 -----------------
(State or other                 (Commission File No.)       (IRS Employer
jurisdiction of                                             Identification  No.)
incorporation)


              3435 Wilshire Blvd., Suite 240, Los Angeles, California 90010
            --------------------------------------------------------
                                  (New Address)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (213) 401-2031

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        None.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        None


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               Wheeler, Wasoff, P.C., formerly auditors for the Company, were terminated as auditor on April 29, 2003. Hunter, Atkins & Russell, PLC were engaged in as auditors for Company on April 25, 2003.

               The Change of Accountants was approved by the Board of Directors. No audit committee exists other than the members of the Board of Directors.

               In connection with audit of the two most recent fiscal years and through the date of termination of the accountants, no disagree-ments exist with any former accountant on any matter of account-ing principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with his report to the sub-ject of the disagreement(s).

               The audit report by Wheeler, Wasoff, P.C.for the year ended December, 31, 2001, contained an opinion which included
               a paragraph discussing   uncertainties  related to   continuation
               of the Registrant as a going concern. Otherwise, the audit report by Wheeler, Wasoff, P.C. for the year ended December
               31, 2001 did not contain an adverse opinion or   disclaimer of
               opinion,  nor was qualified  or  modified  as  to    uncertainty,
               audit scope, or accounting principles.

ITEM 5. OTHER EVENTS

        None.


ITEM 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

        None.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

            Exhibits:

               16.1
               23.1
               23.2

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 1, 2003                                ATNG, INC.


                                           /s/ Robert Simpson
                                       By: -----------------------------------
                                           Robert Simpson, President